Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-02563, 333-25563, 333-60776 and 333-115954), and Form S-3 (Nos. 333-132243 and 333-110273) of TECO Energy, Inc. and its subsidiaries of our report dated February 23, 2009 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Tampa, Florida
February 23, 2009